                                                                    EXHIBIT 15.5

[CIES LOGO]
                                                         MARKETING Y CONSULTORIA

                                     CONSENT

We hereby consent to the use of information from our bimonthly report "Beer Audit Report", covering the period January 2003 to December 2004, of Cerveceria Boliviana Nacional S.A. (CBN) and Taquina S.A. based on results from research carried out in 9 cities of Bolivia. This study obtains information related to beer sales, market share, distribution, Pop exhibit, prices and the like.

Finally, we further consent to the use of our name, or the information we provide, or to the incorporation of this consent into any registration statement that CBN and Taquina may file.

                               /s/ Marcelo Mercado
                                 MARCELO MERCADO
                                GERENTE GENERAL
                               CIES INTERNACIONAL

 LA PAZ                                      SANTA CRUZ                            COCHABARUBA
Edificio Multicentro-Torre B-Piso 6-Of 601  Calle Lemoine N degrees 282          Calle Lanza entre Oruro y La Paz
Av. Arce esq. Rosendo Gutierez              Entre Colon y Velasco                N degrees 0870
Central Piloto: (591-2) 244-0909            Telefono: (591-3) 339-0595-339-0611  Telefono: (591-4) 452-4139
Fax: (591-2) 244-2592  Casilla: 3816        Fax: (591-3) 331-12953               Fax: (591-4) 452-3954
E-mail ciesintl@caoba.entelnet.bo           E-mail ciesints@entelnet.bo          E-mail ciesinte@supernet.com.bo
E-mail cies@ciesinter.com